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                                 EXHIBIT 4(iii)

                                SKYGIVERS, INC.

                              WARRANT TO PURCHASE
                                  COMMON STOCK

No.: W-___                                                        March __, 2001

THIS WARRANT, AND ALL SHARES OF COMMON STOCK ISSUABLE UNDER THIS WARRANT, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

      THIS CERTIFIES THAT, for value received, _____ (the "Investor"), or its permitted assigns is entitled, subject to the terms and conditions of this Warrant, at any time after the Effective Date and before 5:30 P.M. New York City time on the Expiration Date, to purchase from Skygivers, Inc., a Nevada corporation (the "Company"), ____ shares of Common Stock ("Warrant Stock"), at an initial exercise price per share of five cents ($0.05), subject to adjustment as provided in Section 4 hereof. The Purchase Price is subject to adjustment and change as provided herein.

1. DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

      "Affiliate" when used with respect to any Person, shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any executive officer or director of such Person and any executive officer, director or general partner of the other Person which controls such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlling", controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Common Stock" shall mean the Company's Common Stock, par value $0.0001.

      "Effective Date" shall mean the date on which this Warrant is executed by the Company and the Investor.

      "Expiration Date" shall mean February 1, 2003.

      "Fair Market Value" of a share of Warrant Stock as of a particular date shall mean:


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            (a) If traded on a securities exchange or the Nasdaq National
      Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the five (5) business days ending on the day immediately prior to the applicable date of valuation;

            (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending on the day immediately prior to the applicable date of valuation; and

            (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firms shall be paid solely by the Company.

      "Holder" shall mean the Investor or its permitted registered assigns.

      "IPO" shall mean the Company's first firm commitment underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, filed with the SEC.

      "Person" shall mean any individual, corporation, partnership, limited liability company, trust or other entity or organization, including any governmental authority or political subdivision thereof.

      "Purchase Price" shall mean, for each share of Common Stock, fifty cents ($0.50), subject to adjustment as provided for herein.

      "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Warrant" shall mean this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

      "Warrant Stock" shall mean the Common Stock and any other securities at any time issued, receivable or issuable upon exercise of this Warrant.


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associated with the IPO, the Holder shall promptly notify the Company whether or not the Holder will exercise this Warrant pursuant to this Section 2.2 prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to the Holder or any other provision of this Warrant to the contrary, if the Holder decides to exercise this Warrant while a registration statement is on file with the SEC in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value of a share of Warrant Stock will be the price at which one share of Common Stock was sold to the public in the IPO. If the Holder has elected to exercise this Warrant pursuant to this Section 2.2 while a registration statement is on file with the SEC in connection with an IPO and the IPO is not consummated, then the Holder's exercise of this Warrant shall not be effective unless the Holder confirms in writing the Holder's intention to go forward with the exercise of this Warrant.

      2.3 "Easy Sale" Exercise. In lieu of the payment methods set forth in
Section 2.1(b) above, when permitted by law and applicable regulations (including exchange, Nasdaq and NASD rules and including that all shares so issued will be deemed to be fully paid, non-assessable and properly listed or admitted for trading), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer"), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

      2.4 Stock Certificates; Fractional Shares. As soon as practicable on or after any date of exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

      2.5 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. VALID ISSUANCE; TAXES. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that the Company shall pay all taxes and other governmental charges that may be


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imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of any of the following events:

      4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivisions of the Warrant Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Warrant Stock.

      4.2 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

      4.3 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all of the assets of the Company, then, and in each case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor Person resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger,


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consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and of indemnity reasonably satisfactory to it, and, (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF WARRANT STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock. Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.


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8. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Warrant Stock, as the case may be, unless either (a) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (b) the sale of such securities is made pursuant to SEC Rule 144.

9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant the Holder hereby represents, warrants and covenants: (a) that any shares of stock purchased upon exercise of the Warrant shall be acquired for investment only and not with a view to or for sale in connection with, any distribution thereof; (b) that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; (c) that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; (d) that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Registered Holder) and will be "restricted securities" within the meaning of SEC Rule 144 and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; (e) that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PREMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration


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herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11. NOTICE. All notices and other communications from the Company to the Holder shall be given in accordance with the Consulting Agreement.

12. HEADINGS, SECTION REFERENCE. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof. All Section references herein are references to Sections of this Warrant unless specified otherwise.

13. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of New York, without regard to its conflict of laws rules. The Company hereby consents to the jurisdiction of any state or federal court located within the County of Nassau, State of New York, and irrevocably agrees that all actions or proceedings relating to this Warrant may be litigated in such courts and the Company waives any objection which it may have based on improper cause or forum non-conveniens to the conduct of any proceeding in any such court.

14. NO IMPAIRMENT. The Company will not by amendment of its Articles of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon exercise of this Warrant.

15. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof.


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18. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday,
Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 P.M. the next business day.

                         [The signature page follows.]


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      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date set forth above.


                                                THE COMPANY

                                                SKYGIVERS, INC.


                                                By: __________________________
                                                Name:
                                                Title:


[Signature Page to Warrant]


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                                   EXHIBIT 1

                               NOTICE OF EXERCISE

                   (To be executed upon exercise of Warrant)

                                SKYGIVERS, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of SKYGIVERS, INC. as provided for therein, and (check the applicable box):

      1. Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $______ for _________ such securities.

      2. Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ___________ of such securities, according to the following calculation:

                   X = Y (A-B)          (   ) = (  ) [(      ) - (       )]
                       -------          -----------------------------------
                          A                 (         )

                   Where:

                   X = the number of shares of Warrant Stock to be issued to Holder;

                   Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

                   A = the Fair Market Value of one share of the Warrant Stock; and

                   B = the Purchase Price of one share of Warrant Stock.

      3. Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of __________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:      ___________________________________________
Address:   ___________________________________________
Signature: ___________________________________________


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Note: The above signatured should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchaseable thereunder rounded up to the next higher whole number of shares.


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                                   EXHIBIT 2

                                   ASSIGNMENT

     (To be executed only upon assignment of Warrant or a portion thereof)

                                WARRANT NO. ____

For value received, the undersigned hereby sells, assigns and transfers unto __________________ the within Warrant or a portion thereof, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Secretary and/or Treasurer of the Company as attorney, to transfer said Warrant or such portion thereof on the books of the within-named Company with respect to the number of shares of Warrants Stock set forth below, with full power of substitution in the premises:

And if said number of shares of Warrant Stock shall not be all the shares of Warrant Stock represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares of Warrant Stock registered represented by said Warrant.

Dated: _______________________________

Signature: ___________________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever, signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC Rule 17Ad-15.


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